KINGSTONE

FOR IMMEDIATE RELEASE

Kingstone Announces Agreement to Sell Headquarters Building with Pre-tax Gain of $1.9 Million

Kingston, NY — February 5, 2025 – Kingstone Companies, Inc. (Nasdaq: KINS) (the "Company" or "Kingstone"), a Northeast regional property and casualty insurance holding company, today announced that it has signed an agreement to sell its headquarters building along with an adjacent mixed-use property to Ulster County, NY. The transaction will result in an approximate pre-tax gain of $1.9 million ($1.5 million after-tax) and is expected to be recognized in the first quarter of 2025, subject to closing of the sale. Additionally, this transaction will reduce Kingstone's annual operating costs by approximately $300,000.

Meryl Golden, Chief Executive Officer of Kingstone, stated, "Kingstone has owned and occupied its headquarters building since acquiring control of Kingstone Insurance Company in 2009. We decided to market our properties last year after making the decision to continue as a remote workforce model. We are delighted that Ulster County found these properties ideal for their needs. Kingstone will maintain its presence in the Kingston, NY area by leasing a smaller space more suitable for our needs."

Disclaimer and Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023.

The risks and uncertainties include, without limitation, the following:

- *the risk of significant losses from catastrophes and severe weather events;*
- *risks related to the lack of a financial strength rating from A.M. Best;*
- *risks related to our indebtedness due on June 30, 2026, including due to the need to comply with certain financial covenants and limitations on the ability of our insurance subsidiary to pay dividends to us;*
- *adverse capital, credit and financial market conditions;*
- *the unavailability of reinsurance at current levels and prices;*
- *the exposure to greater net insurance losses in the event of reduced reliance on reinsurance;*
- *the credit risk of our reinsurers;*
- *the inability to maintain the requisite amount of risk-based capital needed to grow our business;*
- *the effects of climate change on the frequency or severity of weather events and wildfires;*
- *risks related to the limited market area of our business;*
- *risks related to a concentration of business in a limited number of producers;*

- *legislative and regulatory changes, including changes in insurance laws and regulations and their application by our regulators;*
- *limitations with regard to our ability to pay dividends;*
- *the effects of competition in our market areas;*
- *our reliance on certain key personnel;*
- *risks related to security breaches or other attacks involving our computer systems or those of our vendors; and*
- *our reliance on information technology and information systems.*

Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Kingstone Companies, Inc.
Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO is actively writing personal lines and commercial auto insurance in New York, and in 2023 was the 15th largest writer of homeowners insurance in New York. KICO is also licensed in New Jersey, Rhode Island, Massachusetts, Connecticut, Pennsylvania, New Hampshire, and Maine.

Investor Relations Contact:
Karin Daly
Vice President
The Equity Group Inc.
kdaly@equityny.com